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                                                                    EXHIBIT 10.1

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACTS AND ALL OTHER APPLICABLE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE
                    ----------------------------------------

$250,000.00                                                     March 24, 2002
                                                             Livonia, Michigan

     For value received, the undersigned, McLaren Performance Technologies, Inc., a Delaware corporation (the "Company"), promises to pay to Amherst H. Turner, an individual (the "Holder"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) subject to and in accordance with the following terms and conditions:

     1.   Payments; Maturity.

          (a) Payments of Interest. Commencing on May 1, 2002, and continuing the first day of each month thereafter, the Company shall pay in cash to the Holder interest on the unpaid principal amount at a per annum rate of 2% above the prime rate of interest as published by the Wall Street Journal adjusted annually on the anniversary date of this Note.

          (b) Payments of Principal. Commencing on the first anniversary hereof and continuing the first day of each month thereafter, the Company shall pay in cash to the Holder principal payments in an amount equal to $5,208.33 (or if the principal amount then outstanding on the Note is less than such amount, the remaining principal then outstanding).

          (c) Maturity. Unless converted as provided in Section 2, the then outstanding principal balance and all accrued but unpaid interest shall be due and payable on March 24, 2007 (the "Maturity Date").

     2.   Conversion to Common Stock of the Company.

          (a) Conversion by the Company. At any time any principal is outstanding, by providing notice in accordance with Section 11 hereof (the "Conversion Notice") to the Holder, the Company may cause the Holder to convert the full amount of the then outstanding principal (the "Conversion Principal") into that number of shares of the Company's common stock (the "Conversion Shares") determined in the manner set forth in Section 2(c) hereof.

          (b) Conversion by the Holder. At any time after the first anniversary hereof while any principal is outstanding, by providing a Conversion Notice to the Company, the Holder may elect to convert the Conversion Principal into the Conversion Shares in the manner set forth in Section 2(c) hereof.

          (c) Conversion Shares. The number of Conversion Shares shall be determined by dividing the Conversion Principal by the Per Share Market Price. As used herein, "Per Share Market Price" means one of the following, as applicable: (1) the closing bid price per share of the common stock on the business day preceding the Notice Date (as defined below) on NASDAQ or other registered national stock exchange on which the common stock is then listed, (2) if the common stock is not listed then on NASDAQ or any registered national stock exchange, the closing bid price for a share of common stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on the business day preceding the Notice Date, (3) if the common stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Company's President, or (4) if the

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     common stock is not then publicly traded, the fair market value of a share of common stock as determined in good faith by the Company's Board of Directors. As used herein, "Notice Date" means the date that the Conversion Notice is deemed delivered in accordance with Section 11 hereof.

          (d) Mechanics and Effect of Conversion. Upon conversion of this Note, pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to such portion of the principal amount.

     3. Manner of Payment. All payments shall be made in lawful money of the United States of America at the address set forth below or at such other place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest and then to principal.

     4. Subordination. This Note and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in a certain Subordination Agreement of even date herewith between Holder and the Company's senior lender.

     5. Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     6. Issuance of Warrant. As an inducement to Holder to purchase this Note, the Company has agreed to issue, as of the date hereof, to the Holder a Warrant to purchase 37,500 shares of the Company's common stock at an exercise price of $1.00 per share on or before December 31, 2003.

     7. Default. In the event that default be made in the payment of principal or interest due under this Note and should the Company fail to cure such default within thirty (30) days after receipt of written notice of such default, then the Holder may, at its option, declare the entire indebtedness evidenced by this Note to be due and owing.

     8. Waiver. The Holder shall not be deemed by any act or failure to act to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Holder, and then only to the extent specifically set forth in writing. A waiver with respect to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to any subsequent event.

     9. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Michigan, without giving effect to principles of conflicts of law.

     10. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     11. Amendments. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 11 shall be binding upon the Company and the Holder and each transferee of the Note.

     12. Complete Agreement. This Note contains the entire agreement between the Holder and the Company with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto.

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                                      McLAREN PERFORMANCE TECHNOLOGIES, INC.


                                      By: /s/ Chris J. Panzl
                                         ------------------------------------
                                         Name: Chris J. Panzl
                                         Its:  Chief Financial Officer
                                         Address:  32233 West Eight Mile Road
                                                   Livonia, Michigan 48152

AGREED TO AND ACCEPTED:

/s/ Amherst H. Turner
------------------------------------
Amherst H. Turner
Address: 401 East Stadium
         Ann Arbor, Michigan  48014











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